As filed with the Securities and Exchange Commission on August 17, 2007

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SIRTRIS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	20-1410189
(State or other jurisdiction	(I.R.S Employer Identification No.)
of incorporation or organization)

790 Memorial Drive, Cambridge, MA	02139
(Address of Principal Executive Offices)	(Zip Code)

Amended and Restated 2004 Incentive Plan

(Full title of the plan)

Christoph Westphal, M.D., Ph.D.

President and Chief Executive Officer

790 Memorial Drive

Cambridge, MA 02139

(617) 252-6920

With copies to:

Marc A. Rubenstein, Esq.

Ropes & Gray LLP

One International Place

Boston, Massachusetts 02110

(617) 951-7000

(Name, address, and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $.001 par value per share	3,284,620	$0.26-$12.93	$11,260,566	$346

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers such additional shares as may be required pursuant to Sirtris Pharmaceuticals, Inc. Amended and Restated 2004 Incentive Plan in the event of a stock dividend, stock split, recapitalization or other similar change in the common stock.

(2) The offering price for shares subject to options outstanding on the date hereof under the Amended and Restated 2004 Incentive Plan is the actual exercise price of such options.  Of the 3,284,620 shares to be registered hereunder, 56,189, 104,384, 1,018,253, 297,904, 711,030, 164,952, 362,479, 34,286, 64,600, 19,500 are subject to options at exercise prices of $0.26, $0.32, $0.42, $0.79, $1.10, $3.15, $5.99, $6.51, $11.95 and $12.79, per share, respectively.  The offering price of $12.93 per share for the remaining 451,043 shares not subject to options on the date hereof has been estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and 457(h)(1) on the basis of the average high and low prices of the Common Stock, as reported on the Nasdaq Global Market on August 14, 2007.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information required by Item 1 has been sent or given to employees as specified by Rule 428(b)(1). Such documents are not being filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  Incorporation of Documents by Reference.

Sirtris Pharmaceuticals, Inc. (the “Registrant”) incorporates by reference the following documents previously filed with the Securities and Exchange Commission (the “Commission”):

(a)  The Prospectus filed by the Registrant on May 22, 2007 pursuant to Rule 424(b)(4) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the Registration Statement on Form S-1, as amended (File No. 333-140979), which contains audited financial statements of the Registrant for the latest period for which such statements have been filed;

(b) The Registrant’s Quarterly Report on Form 10-Q filed on August 13, 2007;

(c) The Registrant’s Current Reports on Form 8-K filed on June 27, 2007 and August 13, 2007; and

(d) The description of the Common Stock, $0.001 par value per share, contained in the Registrant’s Registration Statement on Form 8-A, filed with the Commission on May 14, 2007 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference from the date of filing of such documents.

ITEM 4.    Description of Securities.

Not applicable.

ITEM 5.    Interest of Named Experts and Counsel.

Not applicable.

ITEM 6.    Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation or is or was serving at the corporation’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of expenses, including attorneys’ fees but excluding judgments, fines and amounts paid in settlement, actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that a court of competent jurisdiction shall determine that such indemnity is proper.

Section 145(g) of the Delaware General Corporation Law provides that a corporation shall have the power to purchase and maintain insurance on behalf of its officers, directors, employees and agents, against any liability asserted against and incurred by such persons in any such capacity.

Section 102(b)(7) of the General Corporation Law of the State of Delaware provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective.

Our Amended and Restated Certificate of Incorporation provides that our directors shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that the exculpation from liabilities is not permitted under the Delaware General Corporation Law as in effect at the time such liability is determined. In addition, our Amended and Restated Certificate of incorporation provides that we shall indemnify our directors to the fullest extent permitted by the laws of the State of Delaware. We have entered into indemnification agreements with each of our non-employee directors that provide for indemnification and expense advancement to the fullest extent permitted by the laws of the State of Delaware.

Our Amended and Restated Certificate of Incorporation provides that we may purchase and maintain insurance policies on behalf of our directors and officers against specified liabilities for actions taken in their capacities as such, including liabilities under the Securities Act. We have obtained directors and officers’ liability insurance to cover liabilities our directors and officers may incur in connection with their services to the Registrant.

ITEM 7. Exemption from Registration Claimed.

Not applicable.

ITEM 8.  Exhibits.

4.1	Amended and Restated 2004 Incentive Plan (previously filed as Exhibit 10.2 to the Registration Statement on Form S-1, as amended, No. 333-140979, and incorporated herein by reference).

4.2	Amended and Restated Certificate of Incorporation (previously filed as Exhibit 3.2 to the Registration Statement on Form S-1, as amended, No. 333-140979, and incorporated herein by reference).

4.3	Amended and Restated Bylaws, as amended (previously filed as Exhibit 3.4 to the Registration Statement on Form S-1, as amended, No. 333-140979, and incorporated herein by reference).

5.1	Opinion of Ropes & Gray LLP.

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Ropes & Gray, LLP (see Exhibit 5.1).

24.1	Power of Attorney (included on the signature page hereto).

ITEM 9.  Undertakings.

(a)           The undersigned Registrant hereby undertakes:

(1)                                  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)                                     To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)                                  To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)                               To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)                                  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                 To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)                                 The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts on August 17, 2007.

SIRTRIS PHARMACEUTICALS, INC.

By:	/s/ CHRISTOPH WESTPHAL
Christoph Westphal, M.D., Ph.D.
President and Chief Operating Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints CHRISTOPH WESTPHAL and GAREN BOHLIN, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith (including any registration statement relating to this Registration Statement and filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended), with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURES	TITLE	DATE
	President, Chief Executive Officer	August 17, 2007
/s/ CHRISTOPH WESTPHAL	and Director
Christoph Westphal

	Principal Financial Officer	August 17, 2007
/s/ GAREN BOHLIN
Garen Bohlin

	Principal Accounting Officer	August 17, 2007
/s/ PAUL BRANNELLY
Paul Brannelly

	Director	August 17, 2007
/s/ RICHARD ALDRICH
Richard Aldrich

	Director	August 17, 2007
/s/ JOHN CLARKE
John Clarke

	Director	August 17, 2007
/s/ ALAN CRANE
Alan Crane

	Director	August 17, 2007
/s/ JOHN FREUND
John Freund

Director

Stephen Hoffman

Director

Richard Pops

	Director	August 17, 2007
/s/ PAUL SCHIMMEL
Paul Schimmel
	Director	August 17, 2007
/s/ DAVID SINCLAIR
David Sinclair

EXHIBIT INDEX

4.1	Amended and Restated 2004 Incentive Plan (previously filed as Exhibit 10.2 to the Registration Statement on Form S-1, as amended, No. 333-140979, and incorporated herein by reference).

4.2	Amended and Restated Certificate of Incorporation (previously filed as Exhibit 3.2 to the Registration Statement on Form S-1, as amended, No. 333-140979, and incorporated herein by reference).

4.3	Amended and Restated Bylaws, as amended (previously filed as Exhibit 3.4 to the Registration Statement on Form S-1, as amended, No. 333-140979, and incorporated herein by reference).

5.1	Opinion of Ropes & Gray LLP.

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Ropes & Gray, LLP (see Exhibit 5.1).

24.1	Power of Attorney (included on the signature page hereto).